Exhibit 99.1

Volterra is providing the following supplemental reconciliation to highlight some of the financial effects of its current intellectual property litigation, as discussed in the Company’s earnings call on April 26, 2010.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra's management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra's financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra's performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s discussion at today’s earnings call uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of the Company’s press release filed today. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2010
	GAAP*	Effect of Stock-based Compensation*	Non-GAAP*	Litigation Expense	Non-GAAP Results, Less Litigation Expense
Gross margin	$22,311	$(148)	$22,459	$—	$22,459
Gross margin %	61.5%	-0.4%	61.9%	—	61.9%
Operating expenses:
Research and development	$7,337	$676	$6,661	$—	$6,661
Selling, general and administrative	5,659	590	5,069	—	5,069
Litigation**	1,535	—	1,535	1,535	—

Total operating expenses	$14,531	$1,266	$13,265	$1,535	$11,730
Income from operations	$7,780	$(1,414)	$9,194	$(1,535)	$10,729
Operating margin %	21.4%	-3.9%	25.3%	-4.3%	29.6%

Annual effective tax rate	1.4%	-1.6%	3.0%	—	3.0%
Income tax (benefit) expense	$111	$161	$272	$—	$272

Net income	$7,664	$(1,253)	$8,917	$(1,535)	$10,452
Diluted net income per share	$0.30	$(0.05)	$0.35	$(0.06)	$0.41

	Three Months Ended March 31, 2009
	GAAP*	Effect of Stock-based Compensation*	Non-GAAP*	Litigation Expense	Non-GAAP Results, Less Litigation Expense
Gross margin	$10,172	$(67)	$10,239	$—	$10,239
Gross margin %	55.7%	-0.3%	56.0%		56.0%
Operating expenses:
Research and development	$5,952	$574	$5,378	$—	$5,378
Selling, general and administrative	4,122	516	3,606	—	3,606
Litigation**	650	—	650	650	—

Total operating expenses	$10,724	$1,090	$9,634	$650	$8,984
Income from operations	$(552)	$(1,157)	$605	$(650)	$1,255
Operating margin %	-3.0%	-6.3%	3.3%	-3.6%	6.9%

Annual effective tax rate	3.2%	-0.7%	3.9%	—	3.9%
Income tax (benefit) expense	$16	$10	$26	$—	$26

Net income	$(519)	$(1,147)	$628	$(650)	$1,278
Diluted net income per share	$(0.02)	$(0.05)	$0.03	$(0.03)	$0.06

*	As disclosed in the Company's Press Release dated April 26, 2010.
**	Litigation expenses were previously included in Selling, general and administrative expenses.